Exhibit 99.1

N E W S    R E L E A S E

FOR IMMEDIATE RELEASE	Contact:	Steven E. Nielsen, President and CEO H. Andrew DeFerrari, Senior Vice President and CFO (561) 627-7171

August 28, 2012

DYCOM INDUSTRIES, INC. ANNOUNCES FISCAL 2012 FOURTH QUARTER AND ANNUAL RESULTS

Palm Beach Gardens, Florida, August 28, 2012 – Dycom Industries, Inc. (NYSE: DY) announced today its results for the fourth quarter and fiscal year ended July 28, 2012.

The Company reported:

•
Contract revenues of $318.0 million for the quarter ended July 28, 2012, compared to $303.7 million for the quarter ended July 30, 2011, an increase of 4.7%. Included in contract revenues for the quarter ended July 28, 2012 and July 30, 2011 was approximately $2.3 million and $14.1 million for storm restoration services, respectively.  Excluding storm restoration revenues in each period, revenues increased 9.0%, or $26.1 million;

•	Adjusted EBITDA (Non-GAAP) of $40.5 million for the quarter ended July 28, 2012, compared to $39.9 million for the quarter ended July 30, 2011; and

•	Net income of $13.3 million, or $0.39 per common share diluted, for the quarter ended July 28, 2012, compared to $13.0 million, or $0.38 per common share diluted, for the quarter ended July 30, 2011.

The Company also reported:

•
Contract revenues of $1,201.1 million for the fiscal year ended July 28, 2012, compared to $1,035.9 million for the fiscal year ended July 30, 2011, an increase of 16.0%. Included in contract revenues for the fiscal year ended July 28, 2012 and July 30, 2011 was approximately $6.0 million and $14.1 million for storm restoration services, respectively, and revenues from business acquired in fiscal 2011 of $54.5 million and $33.8 million, respectively.  After adjusting for revenues from business acquired in fiscal 2011 and storm restoration revenues in each period, revenue increased 15.4%, or $152.6 million;

•	Adjusted EBITDA (Non-GAAP) of $135.5 million for the fiscal year ended July 28, 2012, compared to $110.2 million for the fiscal year ended July 30, 2011; and

•
Net income on a GAAP basis of $39.4 million, or $1.14 per common share diluted, for the fiscal year ended July 28, 2012, compared to $16.1 million, or $0.45 per common share diluted, for the fiscal year ended July 30, 2011. On a Non-GAAP basis, net income for the fiscal year ended July 30, 2011 was $21.9 million or $0.61 per common share diluted. Non-GAAP net income for the fiscal year ended July 30, 2011 excludes an $8.3 million pre-tax loss on debt extinguishment associated with the Company’s tender offer and redemption of its 8.125% senior subordinated notes due 2015, a $0.6 million pre-tax charge in cost of earned revenues related to a wage and hour class action litigation settlement, and $0.2 million in pre-tax acquisition related costs.

The Company has defined Adjusted EBITDA (Non-GAAP) as earnings before interest, taxes, depreciation and amortization, gain on sale of fixed assets, stock-based compensation expense, loss on debt extinguishment, acquisition related costs, and charges for a wage and hour class action settlement. See the accompanying tables which present a reconciliation of GAAP to Non-GAAP financial information.

A conference call to review the Company’s results will be hosted at 9 a.m. (ET), Wednesday, August 29, 2012; call (800) 230-1059 (United States) or (612) 234-9959 (International) ten minutes before the conference call begins and ask for the “Dycom Results” conference call. A live webcast of the conference call, along with related materials, will be available at http://www.dycomind.com under the heading “Events.”  The conference call materials will be available at approximately 8 a.m. (ET) on August 29, 2012. If you are unable to attend the conference call at the scheduled time, a replay of the live webcast and the conference call materials will be available at http://www.dycomind.com until Friday, September 28, 2012.

Dycom is a leading provider of specialty contracting services.  These services, which are provided throughout the United States and in Canada, include engineering, construction, maintenance and installation services to telecommunications providers, underground facility locating services to various utilities, including telecommunications providers, and other construction and maintenance services to electric and gas utilities and others.

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). The Company believes that the presentation of certain Non-GAAP financial measures in this press release provides information that is useful to investors because it allows for a more direct comparison of the Company’s performance for the period with the Company’s performance in the comparable prior-year period.  The Company cautions that Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results.

Fiscal 2012 fourth quarter and annual results are preliminary and are unaudited.  This press release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act.  These statements are based on management’s current expectations, estimates and projections.  Forward-looking statements are subject to risks and uncertainties that may cause actual results in the future to differ materially from the results projected or implied in any forward-looking statements contained in this press release.  Such risks and uncertainties include business and economic conditions and trends in the telecommunications industry affecting our customers, the adequacy of our insurance and other reserves and allowances for doubtful accounts, whether the carrying value of our assets may be impaired, the future impact of any acquisitions or dispositions, the anticipated outcome of other contingent events, including litigation, liquidity and other financial needs, the availability of financing, and the other risks detailed in our filings with the Securities and Exchange Commission.  The Company does not undertake to update forward-looking statements.

---Tables Follow---

NYSE: "DY"
DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
July 28, 2012 and July 30, 2011
Unaudited

	July 28,	July 30,
	2012	2011
ASSETS	(Dollars in thousands)
CURRENT ASSETS:
Cash and equivalents	$52,581	$44,766
Accounts receivable, net	141,788	138,552
Costs and estimated earnings in excess of billings	127,321	90,855
Inventories	26,274	20,558
Deferred tax assets, net	15,633	15,957
Income taxes receivable	4,884	8,685
Other current assets	8,466	10,938
Total current assets	376,947	330,311

PROPERTY AND EQUIPMENT, NET	158,247	149,439
GOODWILL	174,849	174,849
INTANGIBLE ASSETS, NET	49,773	56,279
OTHER	12,377	13,877
TOTAL NON-CURRENT ASSETS	395,246	394,444
TOTAL ASSETS	$772,193	$724,755

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$36,823	$39,399
Current portion of debt	74	232
Billings in excess of costs and estimated earnings	1,522	749
Accrued insurance claims	25,218	26,092
Other accrued liabilities	50,926	52,041
Total current liabilities	114,563	118,513

LONG-TERM DEBT	187,500	187,574
ACCRUED INSURANCE CLAIMS	23,591	23,344
DEFERRED TAX LIABILITIES, NET NON-CURRENT	49,537	39,923
OTHER LIABILITIES	4,071	3,550
Total liabilities	379,262	372,904

Total Stockholders' Equity	392,931	351,851
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$772,193	$724,755

NYSE: "DY"
DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited

	Three Months	Three Months	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended
	July 28,	July 30,	July 28,	July 30,
	2012	2011	2012	2011
	(Dollars in thousands, except per share amounts)

Contract revenues	$318,034	$303,719	$1,201,119	$1,035,868

Costs of earned revenues, excluding depreciation and amortization	252,137	239,132	968,949	837,119
General and administrative expenses (1)	27,434	26,284	104,024	94,622
Depreciation and amortization	15,647	15,639	62,693	62,533
Total	295,218	281,055	1,135,666	994,274

Interest expense, net	(4,189)	(4,098)	(16,717)	(15,911)
Loss on debt extinguishment	-	-	-	(8,295)
Other income, net	2,882	3,633	15,825	11,096

Income before income taxes	21,509	22,199	64,561	28,484

Provision for income taxes	8,227	9,234	25,183	12,377

Net income	$13,282	$12,965	$39,378	$16,107

Earnings per common share:

Basic earnings per common share	$0.40	$0.38	$1.17	$0.46

Diluted earnings per common share	$0.39	$0.38	$1.14	$0.45

Shares used in computing income per common share:
Basic	33,600,852	33,822,998	33,653,055	35,306,900

Diluted	34,384,915	34,503,794	34,481,895	35,754,168

(1) Includes stock-based compensation expense of $2.1 million and $7.0 million for the three and twelve months ended July 28, 2012, respectively, and $1.3 million and $4.4 million for the three and twelve months ended July 30, 2011, respectively.

NYSE: "DY"
DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
Unaudited

The below table presents a reconciliation of GAAP to Non-GAAP net income for the twelve months ended July 28, 2012 and July 30, 2011.

	Twelve Months	Twelve Months
	Ended	Ended
	July 28,	July 30,
	2012	2011
	(Dollars in thousands, except per share amounts)

Pre-Tax Reconciling Items decreasing net income
Loss on debt extinguishment	$-	$(8,295)
Charge for a wage and hour class action litigation settlement	-	(600)
Acquisition related costs	-	(223)
Total Reconciling Items	$-	$(9,118)

GAAP net income	$39,378	$16,107
Adjustment for Reconciling Items above, net of tax	-	5,776
Non-GAAP net income	$39,378	$21,883

Earnings per common share:

Basic earnings per common share - GAAP	$1.17	$0.46
Adjustment for Reconciling Items above, net of tax	-	0.16
Basic earnings per common share - Non-GAAP	$1.17	$0.62

Diluted earnings per common share - GAAP	$1.14	$0.45
Adjustment for Reconciling Items above, net of tax	-	0.16
Diluted earnings per common share - Non-GAAP	$1.14	$0.61

Earnings per share amounts may not add due to rounding.

Shares used in computing GAAP and Non-GAAP earnings per common share and adjustment for Reconciling Items above:

Basic	33,653,055	35,306,900

Diluted	34,481,895	35,754,168

NYSE: "DY"

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
Unaudited
(continued)

The below table presents the Non-GAAP financial measure of Adjusted EBITDA for the three and twelve months ended July 28, 2012 and July 30, 2011 and a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure.

	Three Months	Three Months	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended
	July 28,	July 30,	July 28,	July 30,
	2012	2011	2012	2011
	(Dollars in thousands)
Reconciliation of Net income to Adjusted EBITDA (Non-GAAP):
Net income	$13,282	$12,965	$39,378	$16,107
Interest expense, net	4,189	4,098	16,717	15,911
Provision for income taxes	8,227	9,234	25,183	12,377
Depreciation and amortization expense	15,647	15,639	62,693	62,533
Earnings Before Interest, Taxes, Depreciation & Amortization ("EBITDA")	41,345	41,936	143,971	106,928
Gain on sale of fixed assets	(2,853)	(3,406)	(15,430)	(10,216)
Stock-based compensation expense	2,051	1,324	6,952	4,409
Loss on debt extinguishment	-	-	-	8,295
Charge for a wage and hour class action litigation settlement	-	-	-	600
Acquisition related costs	-	-	-	223
Adjusted EBITDA (Non-GAAP)	$40,543	$39,854	$135,493	$110,239

NYSE: "DY"
DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
Unaudited
(continued)

The below table presents the reconciliation of contract revenues adjusted for revenues from businesses acquired in the second quarter of fiscal 2011 and storm restoration service revenues generated during the fourth quarter and annual periods for fiscal 2012 and 2011.

	Contract Revenues - GAAP	Revenues from businesses acquired in the second quarter of fiscal 2011 (a)	Revenues from storm restoration services	Contract Revenues - Non-GAAP	% Growth - GAAP	% Growth - Non-GAAP
	(Dollars in thousands)

Three Months Ended July 28, 2012	$318,034	--	$(2,256)	$315,778	4.7%	9.0%
		--
Three Months Ended July 30, 2011	$303,719	--	$(14,054)	$289,665

Twelve Months Ended July 28, 2012	$1,201,119	$(54,529)	$(5,985)	$1,140,605	16.0%	15.4%

Twelve Months Ended July 30, 2011	$1,035,868	$(33,764)	$(14,054)	$988,050

(a) There is no adjustment for revenues from businesses acquired during the second quarter of fiscal 2011 in the three month periods ended July 28, 2012 or July 30, 2011 as the revenues from those businesses were included in both periods.